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ELECTRONICS BOUTIQUE HOLDINGS CORP. AND SUBSIDIARIES
NET INCOME PER SHARE AND PRO FORMA NET INCOME PER SHARE             EXHIBIT 11.1


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                                                       Thirteen Weeks Ended
                                                       --------------------
                                                       May 1,       May 2,
                                                        1999         1998
                                                        ----         ----
Net income                                             $2,872,569
                                                       ----------
                                                       ----------
Weighted average shares outstanding - basic            20,169,200

Dilutive effect of stock options                          143,457
                                                       ----------
Weighted average shares outstanding - diluted          20,312,657
                                                       ----------
                                                       ----------
Net income per share - basic                             $   0.14
                                                       ----------
                                                       ----------
Net income per share - diluted                           $   0.14
                                                       ----------
                                                       ----------

Pro forma net income                                                $1,790,853
                                                                    ----------
                                                                    ----------
Pro forma shares outstanding - basic and diluted
                                                                    15,794,200
                                                                    ----------
                                                                    ----------
Pro forma net income per share - basic and diluted                    $   0.11
                                                                    ----------
                                                                    ----------
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